As filed with the Securities and Exchange Commission on October 6, 2026

Registration No. 333-273624

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TETE TECHNOLOGIES INC

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Technology & Telecommunication Acquisition Corporation

C3-2-23A, Jalan 1/152, Taman OUG Parklane

Off Jalan Kelang Lama

58200 Kuala Lumpur, Malaysia

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Attention: Donald J. Puglisi

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711
Telephone: 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Telephone: (212) 407-4000	Jenny Chen-Drake, Esq. The Law Offices of Jenny Chen-Drake 1441 New Highway 96 West, Suite 2, #123 Franklin, Tennessee 37064 Telephone: (310) 358-0880

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the Merger Agreement are satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-273624

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction: ☐

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This Post-Effective Amendment No. 1 shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(d) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

We are filing this Post-Effective Amendment No. 1 to the Registration Statement on Form F-4 of TETE Technologies Inc (Registration No. 333-273624), which was initially filed with the Securities and Exchange Commission (the “Commission”) on August 2, 2023 (as amended prior to the date hereof, the “Registration Statement”), pursuant to Rule 462(d) of the Securities Act of 1933, as amended, for the sole purpose of correcting a scrivener’s error in Exhibit 107 to the Registration Statement. Accordingly, this Post-Effective Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages and revised Exhibit 107. No additional securities are being registered hereby.

This Post-Effective Amendment does not modify any provision of the proxy statement/prospectus included in Part I of the Registration Statement, which remains unchanged from the final proxy statement/prospectus filed on March 23, 2026, and such proxy statement/prospectus has therefore been omitted. This Post-Effective Amendment shall become effective immediately upon filing with the Commission.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

PubCo’s Amended and Restated Memorandum and Articles of Association provide that, subject to the provisions of the Cayman Islands laws, each existing or former secretary, director (including alternate director) and other officer of PubCo (including an investment adviser, or an administrator or liquidator) and their personal representatives, will be entitled to indemnification from PubCo against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such person in or about the conduct of the Company’s business or affairs or in the execution or discharge of the person’s duties, powers, authorities or discretions, and without limitation to the foregoing, all costs, expenses, losses or liabilities incurred by the existing or former Secretary or Officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere. No such existing or former Secretary, director (including alternate director), and other Officer of the Company (including an investment adviser or an administrator or liquidator) and their personal representatives however shall be indemnified in respect of any matter arising out of his own actual fraud, willful default or willful neglect. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit Number	Description
2.1#*	Amended and Restated Agreement and Plan of Merger, dated August 2, 2023 (included as Annex A-1 to this proxy statement/prospectus)
3.1*	TETE Amended and Restated Memorandum and Articles of Association (incorporated by reference to exhibit 3.1 to the Current Report on Form 8-K filed by TETE on January 24, 2025)
3.2*	Certificate of Incorporation of TETE TECHNOLOGIES INC
3.3*	Memorandum and Articles of Association of TETE TECHNOLOGIES INC
3.4*	Form of Amended and Restated Memorandum and Articles of Association of TETE TECHNOLOGIES INC (included as Annex B to this proxy statement/prospectus)
4.1*	Specimen TETE Unit Certificate (incorporated by reference to exhibit 4.1 to the Registration Statement on Form S-1 filed by TETE on January 7, 2022)
4.2*	Specimen TETE Ordinary Share Certificate (incorporated by reference to exhibit 4.2 to the Registration Statement on Form S-1 filed by TETE on January 7, 2022)
4.3*	Specimen TETE Warrant Certificate (incorporated by reference to exhibit 4.3 to the Registration Statement on Form S-1 filed by TETE on January 7, 2022)
4.4*	Warrant Agreement, dated January 14, 2022, by and between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to exhibit 4.4 to the Current Report on Form 8-K filed by TETE on January 24, 2022)
4.8*	Specimen of PubCo Ordinary Shares
5.1*	Opinion of Ogier (Cayman) LLP as to Validity of PubCo Ordinary Shares
8.1*	Tax Opinion of Loeb & Loeb LLP.
10.1*	Letter Agreement, dated January 14, 2022, among the Registrant and the Registrant’s Sponsor, Officers and Directors (incorporated by reference to exhibit 10.4 to the Current Report on Form 8-K filed by TETE on January 24, 2022)
10.2*	Investment Management Trust Account Agreement, dated January 14, 2022, by and between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to exhibit 10.1 to the Current Report on Form 8-K filed by TETE on January 24, 2022)
10.3*	Placement Unit Purchase Agreement, dated January 14, 2022, by and between TETE and the Sponsor (incorporated by reference to exhibit 10.3 to the Current Report on Form 8-K filed by TETE on January 24, 2022)
10.4*	Registration Rights Agreement, dated January 14, 2022, among the Registrant, Continental Stock Transfer & Trust Company and the initial shareholders (incorporated by reference to exhibit 10.2 to the Current Report on Form 8-K filed by TETE on January 24, 2022)
10.5*	Company Shareholder Support Agreement, dated October 19, 2022, by and among Technology & Telecommunication Acquisition Corporation, certain shareholders of Super Apps Holdings Sdn Bhd and Super Apps Holdings Sdn Bhd

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10.6*	Parent Shareholder Support Agreement, dated October 19, 2022, by and between Super Apps Holdings Sdn Bhd, certain shareholders of Technology & Telecommunication Acquisition Corporation and Technology & Telecommunication Acquisition Corporation
10.7*	Form of Lock-Up Agreement (incorporated by reference to exhibit 10.3 to the Current Report on Form 8-K filed by TETE on October 19, 2022)
10.8*	Form of Voting Agreement (incorporated by reference to exhibit 10.4 to the Current Report on Form 8-K filed by TETE on October 19, 2022)
10.9*	Form of Employment Agreement between PubCo and PubCo’s executive officers (incorporated by reference to exhibit 10.5 to the Current Report on Form 8-K filed by TETE on October 19, 2022)
10.10*	Form of Non-Competition and Non-Solicitation Agreement (incorporated by reference to exhibit 10.6 to the Current Report on Form 8-K filed by TETE on October 19, 2022)
10.11*	Share Sale Agreement, dated October 19, 2022, by and between Super Apps and MobilityOne
10.12*	Collaboration Agreement, dated October 19, 2022, by and between Super Apps and MyIsCo Sdn Bhd
10.13*	Joint Venture Agreement, dated October 19, 2022, by and between Super Apps and MobilityOne
10.14*	Software License Agreement by and between OneShop Retail and MobilityOne
10.15*	Third Party Acquirer e-Debit Scheme Agreement, dated March 10, 2008, by and between MobilityOne Sdn Bhd and Malaysian Electronic Payment System (1997) Sdn Bhd. (now known as MyDebit PayNet)*
10.16*	Processing Services Agreement, effective April 29, 2021, by and between MobilityOne Sdn Bhd and Mastercard Asia/Pacific Pte. Limited, a Singapore corporation*
10.17*	International Money Transfer Agreement, effective September 23, 2020, by and between OneTransfer Remittance Sdn Bhd and MoneyGram Payment Systems, Inc.*
10.18*	White Label Agreement, dated February 10, 2022, by and between MobilityOne Sdn Bhd and TFP Solutions Berhad*
10.19*	Amendment to the Investment Management Trust Agreement, dated January 20, 2025, by and between TETE and Continental Stock Transfer & Trust Company (incorporated by reference to exhibit 10.1 to the Current Report on Form 8-K filed by TETE on January 24, 2025).
10.20*	Non-Redemption Agreement, dated January 20, 2025, by and between TETE and the investors named therein (incorporated by reference to exhibit 10.2 to the Current Report on Form 8-K filed by TETE on January 24, 2025)
10.21*	Non-Redemption Agreement, dated April 14, 2025, by and between TETE and the investors named therein (incorporated by reference to exhibit 10.1 to the Current Report on Form 8-K filed by TETE on April 16, 2025)
10.22*	Form of PIPE Subscription Agreement
10.23*	PIPE Subscription Agreement, dated February 27, 2025, by and among TETE, Bradbury Capital Holdings Inc., and Bradbury Private Equity Fund E.
10.24*	Supplemental Agreement, dated February 29, 2024, by and between MobilityOne Sdn. Bhd. And Super Apps Holdings Sdn. Bhd.
10.25*	Confirmation Letter dated September 22, 2025, from MobilityOne Sdn Bhd.
14*	Form of Code of Ethics (incorporated by reference to exhibit 14 to the Registration Statement on Form S-1 filed by TETE on January 7, 2022)
23.1*	Consent of MaloneBailey, LLP, independent public accounting firm for PubCo
23.2*	Consent of MaloneBailey, LLP, independent public accounting firm for TETE
23.3*	Consent of UHY Malaysia PLT
23.4*	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1)
23.5*	Consent of Loeb & Loeb LLP (included in Exhibit 8.1)
99.1*	Consent of Chow Wing Loke (PubCo’s director nominee)
99.2*	Consent of Alan Fung (PubCo’s director nominee)
99.3*	Consent of Virginia Jaqveline Cha (PubCo’s director nominee)
99.4*	Consent of Soon Chong Seng (PubCo’s director nominee)
99.5*	Consent of Loo See Yuen (PubCo’s director nominee)
99.6*	Representations Made Pursuant to Instruction 2 to Item 8.A.4 of Form 20-F
107**	Calculation of Filing Fee Table

*	Previously filed.
**	Filed herewith.
#	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

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Item 22. Undertakings

A.	PubCo hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5)	For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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B.	PubCo hereby undertakes:

(1)	that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)	that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D.	The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

E.	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form F-4 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cayman Islands, on October 6, 2026.

TETE TECHNOLOGIES INC

By:	/s/ Tek Che Ng
Name:	Tek Che Ng
Title:	Sole Director (Principal executive officer, principal financial and principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No.1 to the Registration Statement has been signed by the following person on October 6, 2026 in the capacities indicated.

Name	Title

/s/ Tek Che Ng	Sole Director
Tek Che Ng	(Principal executive officer, principal financial and principal accounting officer)

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this Post-Effective Amendment No.1 to the Registration Statement on Form F-4 in Newark, Delaware on October 6, 2026.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Partner

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